                                 EXHIBIT 23.1


              Consent of Independent Certified Public Accountants



The Board of Directors and Stockholders

NPS Pharmaceuticals, Inc.

We consent to incorporation by reference the registration statements Nos. 33-79622, 333-17521, and 333-94269 on Forms S-8 of NPS Pharmaceuticals, inc. and subsidiaries of our report dated February 23, 2000, relating to the consolidated balance sheets of NPS Pharmaceuticals, Inc. and subsidiaries (a development stage enterprise) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999, and for the period from October 22, 1986 (inception) to December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of NPS Pharmaceuticals, Inc. and subsidiaries.

                                 /s/ KPMG LLP



Salt Lake City, Utah
March 27, 2000